Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ATLAS LITHIUM CORPORATION

(Exact Name of Registrant As Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value	Rule 457(o)	-	-	-	0.0001102	(2)
	Equity	Preferred Stock, $0.001 par value	Rule 457(o)	-	-	-	0.0001102	(2)
	Unallocated (Universal) Shelf	(1)	Rule 457(o)	-	-	$75,000,000.00	0.0001102	$8,265.00
	Total Offering Amounts					$75,000,000.00		$8,265.00
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$8,265.00

(1)	An indeterminate number of securities of common stock and preferred stock having an aggregate offering price not to exceed $75,000,000. The securities registered also include such indeterminate amounts and shares of common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.

(2)	The proposed maximum initial offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $75,000,000.

Table 2 – Fee Offset Claims and Sources

N/A

Table 3 – Combined Prospectuses

N/A